As filed with the Securities and Exchange Commission on April 15, 2008
Registration No. 333-144868

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pioneer Southwest Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1311	26-0388421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
(972) 444-9001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Berg
Pioneer Southwest Energy Partners L.P.
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
(972) 444-9001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Wortley William N. Finnegan, IV Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Douglass M. Rayburn Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995 (713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-12 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
                           (Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-144868) of Pioneer Southwest Energy Partners L.P. is being filed solely to amend Item 16(a) of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 7 does not modify any provision of the Prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 7.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement
2	.1*	—	Form of Contribution Agreement
2	.2†*	—	Form of Agreement and Plan of Merger
2	.3*	—	Form of Membership Interest Sale Agreement
2	.4†*	—	Form of Purchase and Sale Agreement
2	.5†*	—	Form of Omnibus Agreement
3	.1*	—	Certificate of Limited Partnership of Pioneer Resource Partners L.P.
3	.2*	—	Certificate of Amendment to Certificate of Limited Partnership of Pioneer Resource Partners L.P.
3	.3*	—	Form of First Amended and Restated Agreement of Limited Partnership of Pioneer Southwest Energy Partners L.P. (included as Appendix A to the Prospectus)
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Credit Agreement
10	.2*	—	Form of Pioneer Southwest Energy Partners L.P. 2008 Long-Term Incentive Plan
10	.3*	—	Form of Administrative Services Agreement
10	.4*	—	Form of Tax Sharing Agreement
10	.5*	—	Form of Restricted Unit Award Agreement
10	.6*	—	Form of Indemnification Agreement between Pioneer Southwest Energy Partners L.P. and each independent director of its general partner
10	.7*	—	Form of Omnibus Operating Agreement
10	.8*	—	First Amendment to Credit Agreement
10	.9*	—	Crude Oil Purchase Contract
10	.10*	—	Natural Gas Liquids Purchase Contract
10	.11*	—	Crude Oil Purchase Contract
10	.12*	—	Crude Oil Purchase Contract
10	.13*	—	Second Amendment to Credit Agreement
10.14		—	Amendment to Natural Gas Liquids Purchase Contract
10.15		—	Third Amendment to Credit Agreement
21	.1*	—	List of Subsidiaries of Pioneer Southwest Energy Partners L.P.
23	.1*	—	Consent of Ernst & Young LLP
23	.2*	—	Consent of Netherland, Sewell & Associates, Inc.
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23	.5*	—	Consent of Director Nominee
23	.6*	—	Consent of Director Nominee
23	.7*	—	Consent of Director Nominee
24	.1*	—	Powers of Attorney

*	Previously filed.

†	Pursuant to the rules of the Commission, the schedules and similar attachments to the Agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 15, 2008.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	Pioneer Natural Resources GP LLC, its general partner

By:	/s/ Richard P. Dealy
Richard P. Dealy
Executive Vice President, Chief Financial Officer, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Scott D. Sheffield	Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2008

/s/ Richard P. Dealy Richard P. Dealy	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 15, 2008

* Darin G. Holderness	Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	April 15, 2008

*	By:	/s/ Richard P. Dealy Richard P. Dealy Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement
2	.1*	—	Form of Contribution Agreement
2	.2†*	—	Form of Agreement and Plan of Merger
2	.3*	—	Form of Membership Interest Sale Agreement
2	.4†*	—	Form of Purchase and Sale Agreement
2	.5†*	—	Form of Omnibus Agreement
3	.1*	—	Certificate of Limited Partnership of Pioneer Resource Partners L.P.
3	.2*	—	Certificate of Amendment to Certificate of Limited Partnership of Pioneer Resource Partners L.P.
3	.3*	—	Form of First Amended and Restated Agreement of Limited Partnership of Pioneer Southwest Energy Partners L.P. (included as Appendix A to the Prospectus)
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Credit Agreement
10	.2*	—	Form of Pioneer Southwest Energy Partners L.P. 2008 Long-Term Incentive Plan
10	.3*	—	Form of Administrative Services Agreement
10	.4*	—	Form of Tax Sharing Agreement
10	.5*	—	Form of Restricted Unit Award Agreement
10	.6*	—	Form of Indemnification Agreement between Pioneer Southwest Energy Partners L.P. and each independent director of its general partner
10	.7*	—	Form of Omnibus Operating Agreement
10	.8*	—	First Amendment to Credit Agreement
10	.9*	—	Crude Oil Purchase Contract
10	.10*	—	Natural Gas Liquids Purchase Contract
10	.11*	—	Crude Oil Purchase Contract
10	.12*	—	Crude Oil Purchase Contract
10	.13*	—	Second Amendment to Credit Agreement
10.14		—	Amendment to Natural Gas Liquids Purchase Contract
10.15		—	Third Amendment to Credit Agreement
21	.1*	—	List of Subsidiaries of Pioneer Southwest Energy Partners L.P.
23	.1*	—	Consent of Ernst & Young LLP
23	.2*	—	Consent of Netherland, Sewell & Associates, Inc.
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23	.5*	—	Consent of Director Nominee
23	.6*	—	Consent of Director Nominee
23	.7*	—	Consent of Director Nominee
24	.1*	—	Powers of Attorney

*	Previously filed.

†	Pursuant to the rules of the Commission, the schedules and similar attachments to the Agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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